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                                                                   Exhibit 99.13

                         WESTERN STAFF SERVICES, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM
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                        Action                                   Complete Sections:
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| SECTION 1: |          [_] New Enrollment                       2, 3, 6, 7 and sign attached
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  ACTIONS                                                                   Stock Purchase Agreement
                        [_] Payroll Deduction Change             2, 4, 7
                        [_] Terminate Payroll Deductions         2, 5, 7
                        [_] Beneficiary Change                   2, 6, 7
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| SECTION 2: |
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                          Name _________________________________________________________________________________
PERSONNEL                                 Last          First          MI                       Dept.
DATA
                          Home or Mailing Address ______________________________________________________________
                                                          Street
                          ______________________________________________________________________________________
                                 City                      State                           Zip Code

                          Social Security #:     [_][_][_]-[_][_]-[_][_][_][_]
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| SECTION 3: |
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                        Effective with the Purchase Period Beginning:           Payroll Deduction Amount:  _____% of cash earnings*
NEW                     [_] February __, 199__
ENROLLMENT              [_] August __, 199__                                    * Must be a multiple of 1% up to a maximum of 10% of
                                                                                cash earnings
                        [_] Initial Purchase Period -- November 3, 1996
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| SECTION 4: |
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PAYROLL                 Effective with the                                            I authorize the following new level of payroll
DEDUCTION               Pay Period Beginning:    ______________________________       deduction: _______% of cash earnings
CHANGE                                                Month, Day and Year
                                                                                        * Must be a multiple of 1% up to a
                                                                                        maximum of 10% of cash earnings

            NOTE:   You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible
            ----    following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase period.
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| SECTION 5: |
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                Effective with the                                         Your election to terminate your payroll deductions
TERMINATE       Pay Period Beginning:  ______________________________      for the balance of the purchase period cannot be changed,
PAYROLL                                      Month, Day and Year           and you may not rejoin the purchase period at a later
DEDUCTIONS                                                                 date. You will not be able to resume participation in
                                                                           the ESPP prior to the commencement of the next
                                                                           purchase period.

                In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase period:

                [_] Purchase shares of Western Staff Services, Inc. at end of the period
                                OR
                [_] Refund ESPP payroll deductions collected

       NOTE:    If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5
       ----     months/yr), you will immediately cease to participate in the  ESPP, and your  ESPP payroll deductions collected in that purchase period will automatically be refunded to you.
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| SECTION 6: |
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                        Beneficiary(ies)                                        Relationship of Beneficiary(ies)
                        ----------------                                        --------------------------------
BENEFICIARY
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| SECTION 7: |
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AUTHORIZATION
I WOULD LIKE MY CERTIFICATE TO BE ISSUED AS FOLLOWS:  (PRINT NAME(S) EXACTLY AS THEY SHOULD APPEAR.)
[_] My name only, ____________________________________________________.

[_] My name, ________________________________________________, and my spouse, _______________________________, [_] AS COMMUNITY
PROPERTY  OR [_] AS JOINT TENANTS.

[_] Issued in street name and delivered to the Corporation-designated brokerage account maintained on my behalf.

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            Date                                                Signature of Employee
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